Filed Pursuant to Rule 424(b)(3)
Registration No. 333-222231

NUVEEN GLOBAL CITIES REIT, INC.

SUPPLEMENT NO. 5 DATED JULY 15, 2020

TO THE PROSPECTUS DATED APRIL 17, 2020

This prospectus supplement (the “Supplement”) is part of and should be read in conjunction with the prospectus of Nuveen Global Cities REIT, Inc. dated April 17, 2020 (the “Prospectus”), Supplement No. 1 dated April 17, 2020, Supplement No. 2 dated April 24, 2020, Supplement No. 3 dated May 15, 2020 and Supplement No. 4 dated June 16, 2020. Unless otherwise defined herein, capitalized terms used in this Supplement shall have the same meanings as in the Prospectus.

The purposes of this Supplement are as follows:

•	to provide updates to our operations;

•	to disclose the transaction price for each class of our common stock as of August 1, 2020;

•	to disclose the calculation of our June 30, 2020 net asset value (“NAV”) per share for each class of our common stock;

•	to provide an update on our initial public offering;

•	to update the “Experts” section of the Prospectus;

•	to update disclosures in the Prospectus for Regulation Best Interest; and

•	to include with the Prospectus a new Form of Subscription Agreement.

Operations Updates

Our U.S. portfolio is 99% leased as of June 30, 2020 and the portfolio has demonstrated its overall rent durability during the COVID-19 pandemic. In June 2020, we collected 94% of rent in the U.S. portfolio, which was a 3% increase from the prior month. Rent collection in June 2020 was led by our industrial properties (99% collected), followed by multifamily (96% collected), medical office (93% collected), office (92% collected), and retail (89% collected). We granted rent deferment on a case-by-case basis to primarily small business tenants to assist them through this challenging time in order for us to emerge after this pandemic with well-occupied properties. We anticipate this deferred rent will be paid back in 2020 and 2021, over the term of each lease, or added to the end of the lease term

While virtually no property sector or portfolio is immune from the negative effects of this pandemic-driven recession, we believe certain sectors and strategies are better positioned in these uncertain times and will gain as the economy recovers. We continue to believe we are well positioned due to our (i) lower leverage (23%), (ii) long-term leases and high occupancy, (iii) very limited lease expirations over next two years, (iv) no CMBS exposure, and (v) no material exposure to hospitality, gaming, leisure, student or senior housing, which are anticipated to be the some of the most negatively affected sectors in the near term.

August 1, 2020 Transaction Price

The transaction price for each share class of our common stock for subscriptions accepted as of August 1, 2020 (and repurchases as of July 31, 2020) is as follows:

Transaction Price (per share)
Class T	$10.30
Class S	$10.29
Class D	$10.37
Class I	$10.41

VGN-NREIT-0720P

The transaction price for our Class T, Class S, Class D and Class I shares is equal to such class’s NAV per share as of June 30, 2020. A detailed presentation of the NAV per share is set forth below.

The purchase price of our common stock for each share class equals the transaction price of such class, plus applicable upfront selling commissions and dealer manager fees.

June 30, 2020 NAV Per Share

We calculate NAV per share in accordance with the valuation guidelines that have been approved by our board of directors. Our NAV per share, which is updated as of the last calendar day of each month, is posted on our website at www.nuveenglobalreit.com. Please refer to “Net Asset Value Calculation and Valuation Guidelines” in the Prospectus for information on how our NAV is determined. The Advisor is ultimately responsible for determining our NAV. As of June 30, 2020, our properties have been appraised in accordance with our valuation guidelines and such appraisals were reviewed by our independent valuation advisor.

The following table provides a breakdown of the major components of our NAV as of June 30, 2020 ($ and shares in thousands):

Components of NAV	June 30, 2020
Investment in real property	$435,274
Investment in international affiliated funds	44,340
Investment in real estate-related assets	34,514
Investment in commercial mortgage loan	13,337
Cash and cash equivalents	12,012
Restricted cash	6,944
Other assets	2,881
Debt obligations	(127,287)
Other liabilities	(8,048)
Subscriptions received in advance	(6,944)
Stockholder servicing fees payable the following month(1)	(34)

Net Asset Value	$406,989
Net asset value attributable to Series A preferred stock	125

NAV attributable to NREIT Stockholders	406,864

Number of outstanding shares	38,735

(1)

Stockholder servicing fees only apply to Class T, Class S and Class D shares. For purposes of NAV we recognize the stockholder servicing fee as a reduction of NAV on a monthly basis as such fee is paid. Under GAAP, we accrue the full cost of the stockholder servicing fee as an offering cost at the time we sell Class T, Class S and Class D shares. As of June 30, 2020, we have accrued under GAAP approximately $3.6 million of stockholder servicing fees payable to the Dealer Manager related to the Class T, Class S and Class D shares sold.

The following table provides a breakdown of our total NAV and NAV per share of common stock by share class as of June 30, 2020 ($ and shares in thousands, except per share data):

NAV Per Share	Class T Shares	Class S Shares	Class D Shares	Class I Shares	Class N Shares	Total
Net asset value	$28,534	$16,531	$11,713	$36,411	$313,675	$406,864
Number of outstanding shares	2,770	1,606	1,129	3,499	29,731	38,735

NAV per share as of June 30, 2020	$10.30	$10.29	$10.37	$10.41	$10.55

2

Set forth below are the weighted averages of the key assumptions in the discounted cash flow methodology used in the June 30, 2020 valuations, based on property types. Once we own more than one retail property and other property, we will include the key assumptions for such property types.

Property Type	Discount Rate	Exit Capitalization Rate
Industrial	6.81%	6.01%
Multifamily	6.88	5.40
Office	7.05	6.41

These assumptions are determined by our independent valuation advisor. A change in these assumptions would impact the calculation of the value of our property investments. For example, assuming all other factors remain unchanged, the changes listed below would result in the following effects on our investment values:

Input	Hypothetical Change	Industrial Investment Values	Multifamily Investment Values	Office Investment Values
Discount Rate	0.25% decrease	+2.00%	+1.90%	+1.80%
(weighted average)	0.25% increase	(1.90)%	(1.90)%	(2.00)%
Exit Capitalization Rate	0.25% decrease	+2.80%	+3.00%	+2.30%
(weighted average)	0.25% increase	(2.50)%	(2.70)%	(2.30)%

Status of our Initial Public Offering

As of the date hereof, we had issued and sold 9,724,043 shares of our common stock (consisting of 2,859,179 Class T shares, 1,944,799 Class S shares, 1,146,965 Class D shares and 3,773,100 Class I shares) in our offering, resulting in gross offering proceeds of $104,217,761. We intend to continue selling shares in the offering on a monthly basis.

Experts

The following disclosure is added to the “Experts” section of our prospectus.

The amount of the estimated market values of our real properties as of June 30, 2020 presented on page 2 of this Supplement under the section “June 30, 2020 NAV Per Share” has been reviewed by RERC, LLC, an independent valuation firm, and is included in this Supplement given the authority of such firm as experts in property valuations and appraisals. RERC, LLC will not calculate or be responsible for our NAV per share for any class of our shares.

Regulation Best Interest Updates to the Prospectus

The paragraph on the cover page of the Prospectus appearing immediately below the bullet point list of risk factors is replaced in its entirety with the following.

Neither the Securities and Exchange Commission, the Attorney General of the State of New York nor any other state securities regulator has approved or disapproved of these securities or determined if this prospectus is truthful or complete, or determined whether the offering can be sold to any or all purchasers in compliance with existing or future suitability or conduct standards including Regulation Best Interest. Any representation to the contrary is a criminal offense. The use of forecasts in this offering is prohibited. Any oral or written predictions about the amount or certainty of any cash benefits or tax consequences that may result from an investment in our common stock is prohibited. No one is authorized to make any statements about this offering different from those that appear in this prospectus.

3

The following paragraph is added to the “Suitability Standards” section of the Prospectus.

On June 5, 2019, the SEC adopted Regulation Best Interest, which establishes a new standard of conduct for broker-dealers and natural persons who are associated persons of a broker-dealer under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), that may be interpreted as a higher standard than suitability. Broker-dealers must comply with Regulation Best Interest commencing June 30, 2020. Regulation Best Interest includes the general obligation that broker-dealers shall act in the “best interest” of retail customers in making any recommendation of any securities transaction or investment strategy, without putting the financial or other interests of the broker-dealer ahead of the retail customer. The general obligation can be satisfied by the broker-dealer’s compliance with four specified component obligations: (i) provide certain required disclosure before or at the time of the recommendation, about the recommendation and the relationship between the broker-dealer and the retail customer; (ii) exercise reasonable diligence, care, and skill in making the recommendation; (iii) establish, maintain, and enforce written policies and procedures reasonably designed to address conflicts of interest; and (iv) establish, maintain, and enforce written policies and procedures reasonably designed to achieve compliance with Regulation Best Interest. Like existing suitability obligations, the component obligations of Regulation Best Interest contain a quantitative standard. Such quantitative standard may be more restrictive pursuant to Regulation Best Interest than under the suitability standard. In addition, broker-dealers are required to provide retail investors a brief relationship summary, or Form CRS, that summarizes for the investor key information about the broker-dealer. Form CRS is different from this prospectus, which contains information regarding this offering and our company. The impact of Regulation Best Interest on broker-dealers participating in our offering cannot be determined at this time as no administrative or case law exists under Regulation Best Interest and the full scope of its applicability is uncertain.

The following risk factor is added to the “Risk Factors” section of the Prospectus.

Compliance with the SEC’s Regulation Best Interest by participating broker-dealers may negatively impact our ability to raise capital in this offering, which would harm our ability to achieve our investment objectives.

Commencing June 30, 2020, broker-dealers must comply with Regulation Best Interest, which, among other requirements, establishes a new standard of conduct for broker-dealers and their associated persons when making a recommendation of any securities transaction or investment strategy involving securities to a retail customer. The impact of Regulation Best Interest on participating dealers cannot be determined at this time, and it may negatively impact whether participating dealers and their associated persons recommend this offering to certain retail customers. If Regulation Best Interest reduces our ability to raise capital in this offering, it would harm our ability to create a diversified portfolio of investments and ability to achieve our investment objectives.

Subscription Agreement

The Form of Subscription Agreement attached to the Prospectus as Appendix C is replaced in its entirety with the Form of Subscription Agreement attached to this supplement as Appendix A.

4

Appendix A

Form of Subscription Agreement

5

Subscription Agreement for Shares of

Nuveen Global Cities REIT, Inc.

1.	YOUR INVESTMENT

Investment Amount: $                                                           Type:  ❑  Initial Purchase  ❑  Subsequent Purchase

Investment Method

❑ By mail

Attach a check to this agreement. Make all checks payable to: Nuveen Global Cities REIT, Inc.

❑ By wire

Name: DST as Agent for Nuveen Global Cities REIT, Inc. | Bank Name: UMB BANK | ABA: 101000695 | DDA: 9872292030

❑ Broker-dealer/Financial advisor

Cash, cashier’s checks/official bank checks, temporary checks, foreign checks, money orders, third party checks, or traveler’s checks are not accepted.

Share Class Selection (required)

❑ Share Class T (minimum initial investment $2,500; minimum additional investment $500)

❑ Share Class S (minimum initial investment $2,500; minimum additional investment $500)

❑	Share Class D (Minimum initial investment $2,500; minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

❑	Share Class I (Minimum initial investment $1,000,000, unless waived by Nuveen Securities, LLC; Minimum additional investment $500; available for certain fee-based wrap accounts and other eligible investors as disclosed in the prospectus)

Indicate whether you or your co-investor are a Nuveen Employee, Officer, Director, or Affiliate, please select one below (required)

❑	Not Applicable ❑ Nuveen Employee ❑ Nuveen Officer or Director ❑ Nuveen Affiliate

2.	OWNERSHIP TYPE (Select only one)

A. Non-Custodial Account Type

Brokerage Account Number (If Applicable)

❑ Individual Or Joint Tenant With Rights Of Survivorship

❑ Corporation (please specify type): ❑ S-Corporation                ❑ C-Corporation

❑ Partnership

❑ Limited Liability Company

❑ Transfer on Death (Optional Designation. Not Available for Louisiana Residents. See Section 3C.)

❑ Community Property

❑ Tenants In Common

❑ Uniform Gift/Transfer To Minors, State of

❑ Pension Plan

❑	Trust (Copy of the trust certificate or first and last pages of the trust agreement including signature page(s) must be attached)

❑ Other

(Section 2 continued on page 2)	Page 1 of 15

(Section 2 continued)

If you are opening any of the account types below, you must complete the Appendix A, Entity Beneficial Ownership Certification, in order for the account to be established:

•	Corporation (Copy of the certified articles of incorporation and business license of the corporation must be attached)

•	Limited Liability Company

•	Partnership (Copy of partnership agreement must be attached)

•	Statutory Trust (Copy of the trust certificate or first and last pages of the trust agreement including signature page(s) must be attached)

•	Non-Profit, Foundation or Other §501(c)(3) Entity (Copy of the articles of incorporation must be attached)

Check below if exempt from Beneficial Ownership Certification due to:

❑ Financial Institution regulated by a federal functional regulator

❑ Bank regulated by a state bank regulator

❑ Publicly traded corporation, Ticker/Symbol

❑ Retirement plan covered by ERISA

❑ Sole Proprietorship

❑ Unincorporated Association

❑ Governmental entity

B. Third Party Custodial Account Type

Custodian Account Number

❑ IRA

❑ ROTH IRA

❑ SEP IRA

❑ SIMPLE IRA

❑ Other

Custodian Information (To be completed by Custodian)

Custodian Name

Custodian Tax ID #

Custodian Phone #

Custodian Address

City                                                                                                        State                             Zip

(Section 2 continued on page 3)	Page 2 of 15

(Section 2 continued)

C. Entity Name – Retirement Plan/Trust/Corporation/Partnership/Other

(Trustee(s) and/or authorized signatory(s) information MUST be provided in Sections 3A and 3B)

Entity Name

Entity Tax ID #

Date of Trust

Exemptions (See Form W-9 instructions at www.irs.gov)

Exempt payee code (if any)                        Exemption from FATCA reporting code (if any)

Entity Address

City                                                                                                        State                             Zip

Jurisdiction (if Non-U.S.) (Attach a completed applicable Form W-8)

3.	INVESTOR INFORMATION

A. Investor Name

(Investor/Trustee/Executor/Authorized Signatory Information)

(Residential street address MUST be provided. See Section 4 if mailing address is different than residential street address.)

First Name                                      (MI)                 Last Name                                                     Gender

Social Security Number/Tax ID                                                           Date of Birth (MM/DD/YYYY)

Daytime Phone Number

Residential Street Address

City                                                                                                        State                             Zip

Email Address

Mailing Address (if different from above)

City                                                                                                        State                             Zip

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

Country of Citizenship

❑ Resident Alien      ❑ Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017)

(Section 3 continued on page 4)	Page 3 of 15

(Section 3 continued)

B. Co-Investor Name

(Co-Investor/Co-Trustee/Co-Authorized Signatory Information, if applicable)

First Name                                (MI)             Last Name                                                         Gender

Social Security Number/Tax ID                                        Date of Birth (MM/DD/YYYY)

Daytime Phone Number

Residential Street Address

City                                                                                      State                     Zip

Email Address

If Non-U.S. Citizen, Specify Country of Citizenship and Select One below (required)

Country of Citizenship

❑  Resident Alien        ❑  Non-Resident Alien (Attach a completed Form W-8BEN, Rev. July 2017)

C. Transfer on Death Beneficiary Information

(Individual or Joint Account with rights of survivorship only.) (Not available for Louisiana residents.) (Beneficiary Date of Birth required. Whole percentages only; must equal 100%.)

First Name                                (MI)             Last Name                                                         Gender

Social Security Number/Tax ID                                        Date of Birth (MM/DD/YYYY)

❑  Primary    ❑  Secondary     Percentage                                     %

First Name                                (MI)             Last Name                                                         Gender

Social Security Number/Tax ID                                        Date of Birth (MM/DD/YYYY)

❑  Primary    ❑  Secondary     Percentage                                     %

First Name                                (MI)             Last Name                                                         Gender

Social Security Number/Tax ID                                        Date of Birth (MM/DD/YYYY)

❑  Primary    ❑  Secondary     Percentage                                     %

First Name                                (MI)             Last Name                                                         Gender

Social Security Number/Tax ID                                        Date of Birth (MM/DD/YYYY)

❑  Primary    ❑  Secondary     Percentage                                     %

(Section 4 continued on page 5)	Page 4 of 15

4.	ELECTRONIC DELIVERY FORM (Optional)

Instead of receiving paper copies of the prospectus, prospectus supplements, annual reports, proxy statements, and other stockholder communications and reports, you may elect to receive electronic delivery of stockholder communications from Nuveen Global Cities REIT, Inc. If you would like to consent to electronic delivery, including pursuant to email, please check the box below for this election.

We encourage you to reduce printing and mailing costs and to conserve natural resources by electing to receive electronic delivery of stockholder communications and statement notifications. By consenting below to electronically receive stockholder communications, including your account-specific information, you authorize said offering(s) to either (i) email stockholder communications to you directly or (ii) make them available on our website and notify you by email when and where such documents are available.

You will not receive paper copies of these electronic materials unless specifically requested, the delivery of electronic materials is prohibited or we, in our sole discretion, elect to send paper copies of the materials.

By consenting to electronic access, you will be responsible for your customary internet service provider charges and may be required to download software in connection with access to these materials.

❑ I consent to electronic delivery

Email

(If checked and Email is blank, the email provided in Section 3A will be used.)

5.	SELECT HOW YOU WANT TO RECEIVE YOUR DISTRIBUTION (Select Only One)

IF YOU ARE NOT A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, OHIO, OREGON OR WASHINGTON, YOU ARE AUTOMATICALLY ENROLLED IN OUR DISTRIBUTION REINVESTMENT PLAN.

If you do not wish to be enrolled in the Distribution Reinvestment Plan, check this box and complete the information below:  ❑

Complete this section ONLY if you do NOT wish to enroll in the Distribution Reinvestment Plan and you instead elect to receive cash distributions.

IF YOU ARE A RESIDENT OF ALABAMA, ARKANSAS, IDAHO, KANSAS, KENTUCKY, MAINE, MARYLAND, MASSACHUSETTS, NEBRASKA, OHIO, OREGON OR WASHINGTON, YOU MAY ELECT TO ENROLL IN OUR DISTRIBUTION REINVESTMENT PLAN.

You will automatically receive cash distributions unless you elect to enroll in the Distribution Reinvestment Plan.

If you wish to enroll in the Distribution Reinvestment Plan, check this box:  ❑

If you do not wish to enroll in the Distribution Reinvestment Plan, please complete the information below.

For Custodial held accounts, if you elect cash distributions the funds must be sent to the Custodian.

A. ❑ Cash/Check Mailed to the address set forth above (Available for Non-Custodial Investors only.)

B. ❑ Cash/Check Mailed to Third Party/Custodian

Name/Entity Name/Financial Institution

Mailing Address

City                                                                                                        State                             Zip

Account Number (Required)

(Section 5 continued on page 6)	Page 5 of 15

(Section 5 continued)

C. ❑ Cash/Direct Deposit (Non-Custodial Investors Only.) (Attach a pre-printed voided check)

I authorize Nuveen Global Cities REIT, Inc. or its agent to deposit my distribution into my checking or savings account. This authority will remain in force until I notify Nuveen Global Cities REIT, Inc. in writing to cancel it. In the event that Nuveen Global Cities REIT, Inc. deposits funds erroneously into my account, they are authorized to debit my account for an amount not to exceed the amount of the erroneous deposit.

Financial Institution Name

Mailing Address

City                                                                                                        State                             Zip

Your Bank’s ABA Routing Number                                                   Your Bank Account Number

Please Attach A Pre-Printed Voided Check

6.	PARTICIPATING BROKER-DEALER/FINANCIAL ADVISOR OR REGISTERED INVESTMENT ADVISOR (“RIA”) INFORMATION

Nuveen Securities, LLC (“Nuveen Securities”) is not a full-service broker-dealer and may not provide the kinds of financial services that you might expect from another financial intermediary, such as holding securities in an account. If Nuveen Securities is your broker of record, then your shares of Nuveen Global Cities REIT, Inc. (the “Shares”) will be held in your name on the books of Nuveen Global Cities REIT, Inc. Nuveen Securities will not monitor your investments, and has not and will not make any recommendation regarding your investments. If you want to receive financial advice regarding a prospective investment in the Shares, contact your broker or other financial intermediary.

The financial advisor must sign below to complete the order. The financial advisor hereby warrants that he/she is duly licensed and may lawfully sell Shares in the state designated as the investor’s legal residence. Please note that unless previously agreed to in writing by Nuveen Global Cities REIT, Inc., all sales of securities must be made through a Broker-Dealer, including when an RIA has introduced the sale. In all cases, Section 6 must be completed.

The undersigned confirms by its signature, on behalf of the broker-dealer or registered investment adviser (“RIA”), as applicable, that it (i) has reasonable grounds to believe that the information and representations concerning the investor identified herein are true, correct and complete in all respects; (ii) has reasonable grounds to believe that the investor is purchasing these Shares for his or her own account; (iii) has discussed such investor’s prospective purchase of Shares with such investor; (iv) has advised such investor of all pertinent facts with regard to the liquidity and marketability of the Shares; (v) has delivered or made available a current prospectus of Nuveen Global Cities REIT, Inc. (a “Prospectus”) and related supplements, if any, to such investor; (vi) has reasonable grounds to believe that the purchase of Shares is a suitable investment for such investor, that such investor meets the suitability standards applicable to such investor set forth in the Prospectus and related supplements, if any, and that, based on the totality of information received from the client, including the financial position, investment objectives and liquidity needs of the client, such investor is in a financial position to enable such investor to realize the benefits of such an investment and to suffer any loss that may occur with respect thereto; and (vii) is in compliance with any applicable enhanced standard of conduct, including, but not limited to, the “best interest” standard applicable to broker-dealers under Rule 15l-1 under the Securities Exchange Act of 1934. The broker-dealer or RIA, as applicable, agrees to maintain records of the information used to determine that an investment in Shares is suitable and appropriate for the investor for a period of six years.

(Section 6 continued on page 7)	Page 6 of 15

(Section 6 continued)

The undersigned further represents and certifies, on behalf of the broker-dealer or RIA, as applicable, it has established and implemented an anti-money laundering compliance program (“AML Program”) reasonably designed to identify the client and that in connection with this subscription for Shares, he or she has complied with and has followed all applicable policies and procedures under his or her firm’s existing AML Program and Customer Identification Program. To the extent permitted by applicable law, the financial advisor or RIA will share information with Nuveen Securities and Nuveen Global Cities REIT, Inc. for purposes of ascertaining whether a suspicious activity report is warranted with respect to any suspicious transaction involving the purchase or intended purchase of Shares. Upon request by Nuveen Securities at any time, the financial advisor or RIA, as applicable, hereby agrees to (i) furnish a written copy of its AML Program to Nuveen Securities for review, (ii) provide certification to Nuveen Securities that the financial advisor or RIA, as applicable, has complied with the provisions of its AML Program, and (iii) furnish information regarding the findings and, if applicable, any remedial actions taken in connection with the most recent testing of its AML Program.

The undersigned further represents and certifies that the investor has granted said financial advisor or RIA a power of attorney with the authority to execute this subscription agreement on the investor’s behalf, including all required representations.

If applicable, the participating broker-dealer or registered investment advisor/RIA must complete all fields in the appropriate section below. By signing this form, the participating broker-dealer or RIA warrants that he or she is duly registered and may sell shares of Nuveen Global Cities REIT, Inc. in the state designated as the investor’s legal residence, as well as the state in which the sale was made.

Registered Representatives complete this section:

❑ Check here if this is a discretionary account.

Broker-Dealer

Registered Representative Name

Registered Representative Mailing Address

City                                                                                             State                             Zip Code

Branch Number                                                                         CRD Number

Email Address

Daytime Phone Number

Registered Representative Signature                                                                                       Date

Broker-Dealer Signature                                                                                                          Date

Branch Manager Signature

(If required by Participating Broker-Dealer)                                                                           Date

(Section 6 continued on page 8)	Page 7 of 15

(Section 6 continued)

RIAs complete this section:

❑ Check here if this is a discretionary account.

RIA Firm Name                                                                             RIA Firm CRD Number

RIA Representative Name

RIA Representative Mailing Address

City                                                                                                  State                         Zip Code

RIA Branch Number                                                                       RIA Rep IARD Number

Email Address

Daytime Phone Number

RIA Representative Signature                                                                                                Date

Manager Signature

(If required by RIA Firm)                                                                                                           Date

Branch Manager Signature                                     (If required by Participating Broker-Dealer) Date

7. SUBSCRIBER SIGNATURES

Nuveen Global Cities REIT, Inc. is required by law to obtain, verify and record certain personal information from you or persons on your behalf in order to establish the account. Required information includes name, date of birth, permanent residential address and social security/taxpayer identification number. We may also ask to see other identifying docu- ments. If you do not provide the information, Nuveen Global Cities REIT, Inc. may not be able to open your account. By signing the Subscription Agreement, you agree to provide this information and confirm that this information is true and correct. If we are unable to verify your identity, or that of another person(s) authorized to act on your behalf, or if we believe we have identified potentially criminal activity, we reserve the right to take action as we deem appropriate which may include closing your account.

Please separately initial each of the representations below. Except in the case of fiduciary accounts, you may not grant any person a power of attorney to make the representations on your behalf. In order to induce Nuveen Global Cities REIT, Inc. to accept this subscription, I hereby represent and warrant to you as follows:

Note: All Items Must be Read and Initialed

I have received a copy of the Final Prospectus.

Initials                                     Initials

I/We have (i) a minimum net worth (not including home, home furnishings and personal automobiles) of at least

$250,000, or (ii) a minimum net worth (as previously described) of at least $70,000 and a minimum annual gross income of at least $70,000.

Initials                                     Initials

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(Section 7 continued)

In addition to the general suitability requirements described above, I/we meet the higher suitability requirements, if any, imposed by my state of primary residence as set forth in the Prospectus under “SUITABILITY STANDARDS.”

Initials                                     Initials

I acknowledge that there is no public market for the Shares and, thus, my investment in Shares is not liquid.

Initials                                     Initials

I am purchasing the Shares for my own account.

Initials                                     Initials

I understand that the transaction price per share at which my investment will be executed will be made available at www.nuveenglobalreit.com and in a prospectus supplement filed with the SEC, available at www.sec.gov.

Initials                                     Initials

I understand that my subscription request will not be accepted before the later of (i) two business days before the first calendar day of the month and (ii) three business days after the transaction price is made available. I under stand that I am not committed to purchase shares at the time my subscription order is submitted and I may cancel my subscription at any time before the time it has been accepted as described in the previous sentence. I understand that I may withdraw my purchase request by notifying the transfer agent or through my financial intermediary.

Initials                                     Initials

If I am NOT a resident of Alabama, Arkansas, Idaho, Kansas, Kentucky, Maine, Maryland, Massachusetts, Nebraska, Ohio, Oregon or Washington, I acknowledge that I will be automatically enrolled in the distribution reinvestment plan unless I elect in Section 5 of this subscription agreement to receive my distributions in cash.

Initials                                     Initials

If I am an Alabama resident, my investment in Nuveen Global Cities REIT, Inc. and its affiliates may not exceed 10% of my liquid net worth.

Initials                                     Initials

If I am an Idaho resident, I have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. In addition, my total investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my liquid net worth.

Initials                                     Initials

If I am an Iowa resident, I have either (a) an annual gross income of at least $100,000 and a net worth of at least $100,000, or (b) a net worth of at least $350,000. In addition, if I am not an accredited investor as defined in Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), my aggregate investment in this offering and in the securities of other public, non-listed direct participation programs does not exceed 10% of my net worth.

Initials                                     Initials

If I am a Kansas resident, my aggregate investment in the securities of Nuveen Global Cities REIT, Inc. and other public, non-listed real estate investment trusts will not exceed 10% of my liquid net worth.

Initials                                     Initials

(Section 7 continued on page 10)	Page 9 of 15

(Section 7 continued)

If I am a Kentucky resident, my investment in Nuveen Global Cities REIT, Inc. and its affiliates’ public, non-listed real estate investment trusts may not exceed 10% of my liquid net worth.

Initials                                     Initials

If I am a Maine resident, I acknowledge that the Maine Office of Securities recommends that my aggregate investment in Nuveen Global Cities REIT, Inc. and similar direct participation investments not exceed 10% of my liquid net worth.

Initials                                     Initials

If I am a Massachusetts resident, my investment in Nuveen Global Cities REIT, Inc. and other illiquid direct participation programs may not exceed 10% of my liquid net worth.

Initials                                     Initials

If I am a Missouri or Oregon resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my liquid net worth.

Initials                                     Initials

If I am a Nebraska resident, and I do not meet the definition of “accredited investor” as defined in Regulation D under the Securities Act, my aggregate investment in this offering and in the securities of other public, non-listed REITs may not exceed 10% of my net worth.

Initials                                     Initials

If I am a New Jersey resident, I must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. In addition, my investment in Nuveen Global Cities REIT, Inc., its affiliates, and other public, non-listed direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed 10% of my liquid net worth.

Initials                                     Initials

If I am a New Mexico resident I must limit my investment in Nuveen Global Cities REIT, Inc., its affiliates and other public, non-listed real estate investment trusts to 10% of my net worth.

Initials                                     Initials

If I am an Ohio resident, I shall not invest more than 10% of my liquid net worth in Nuveen Global Cities REIT, Inc., its affiliates, and in any other public, non-listed real estate investment programs.

Initials                                     Initials

If I am a North Dakota, Pennsylvania or Tennessee resident, my investment in Nuveen Global Cities REIT, Inc. may not exceed 10% of my net worth.

Initials                                     Initials

If I am a Puerto Rico resident, I shall not invest more than 10% of my liquid net worth in Nuveen Global Cities REIT, Inc., its affiliates, and other public, non-traded REITs.

Initials                                     Initials

If I am a Vermont resident and I am not an “accredited investor” as defined in 17 C.F.R. § 230.501, my investment in this offering may not exceed 10% of my liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

Initials                                     Initials

(Section 7 continued on page 11)	Page 10 of 15

(Section 7 continued)

“Liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities.

For purposes of the acknowledgments above, an affiliate of Nuveen Global Cities REIT, Inc. shall mean (i) any person or entity directly or indirectly owning, controlling or holding, with the power to vote, 10% or more of the outstanding voting securities of Nuveen Global Cities REIT, Inc.; (ii) any person or entity 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled or held, with the power to vote, by Nuveen Global Cities REIT, Inc.; (iii) any person or entity directly or indirectly controlling, controlled by or under common control with Nuveen Global Cities REIT, Inc., including any partnership in which Nuveen Global Cities REIT, Inc. is a general partner; and (iv) any executive officer, director, trustee or general partner of Nuveen Global Cities REIT, Inc.

If you do not have another broker-dealer or other financial intermediary introducing you to Nuveen Global Cities REIT, Inc., then Nuveen Securities, LLC may be deemed to be acting as your broker of record in connection with any investment in Nuveen Global Cities REIT, Inc. For important information in this respect, see Section 6 above. I declare that the information supplied above is true and correct and may be relied upon by Nuveen Global Cities REIT, Inc. I acknowledge that the Broker-Dealer/Financial Advisor (Broker-Dealer/Financial Advisor of record) indicated in Section 6 of this Subscription Agreement and its designated clearing agent, if any, will have full access to my account information, including the number of shares I own, tax information (including the Form 1099) and redemption information. Investors may change the Broker-Dealer/ Financial Advisor of record at any time by contacting Nuveen Global Cities REIT, Inc. at the number indicated below.

SUBSTITUTE IRS FORM W-9 CERTIFICATIONS (required for U.S. investors):

Under penalties of perjury, I certify that:

1)	The number shown on this Subscription Agreement is my correct taxpayer identification number (or I am waiting for a number to be issued to me); and

2)

I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding; and

3)	I am a U.S. citizen or other U.S. person (including a resident alien) (defined in IRS Form W-9); and

4)	The FATCA code(s) entered on this form (if any) indicating that I am exempt from FATCA reporting is correct.

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return.

The Internal Revenue Service does not require your consent to any provision of this document other than the certifications required to avoid backup withholding.

Signature of Investor                                                                                               Date

Signature of Co-Investor

or Custodian (If applicable)                                                                                   Date

(MUST BE SIGNED BY CUSTODIAN OR TRUSTEE IF PLAN IS ADMINISTERED BY A THIRD PARTY)

(Section 7 continued on page 12)	Page 11 of 15

8.	MISCELLANEOUS

If investors participating in the Distribution Reinvestment Plan or making subsequent purchases of Shares of Nuveen Global Cities REIT, Inc. experience a material adverse change in their financial condition or can no longer make the representations or warranties set forth in Section 7 above, they are asked to promptly notify Nuveen Global Cities REIT, Inc. and the Broker-Dealer in writing.

No sale of Shares may be completed until at least five business days after you receive the final Prospectus. To be accepted, a subscription request must be made with a completed and executed subscription agreement in good order and payment of the full purchase price at least five business prior to the first calendar day of the month (unless waived). You will receive a written confirmation of your purchase.

All items on the Subscription Agreement must be completed in order for your subscription to be processed. Subscribers are encouraged to read the Prospectus in its entirety for a complete explanation of an investment in the Shares of Nuveen Global Cities REIT, Inc.

Return to:

Standard Mail:

DST Systems, Inc. | PO Box 219307 | Kansas City, MO 64121-9307

Overnight Mail:

DST Systems, Inc | 430 w 7th St., Suite 219307 | Kansas City, MO 64105-1407

Email Delivery:

Nuveen.ai@dstsystems.com

Fax Delivery:

(844) 882-0011

For Questions:

Stockholder Services: (833) 688-3368

APPENDIX A

Entity Beneficial Ownership Certification

To help the government fight financial crime, Federal regulation requires us to obtain, verify, and record information about the “Beneficial Owners” of business applicants. Businesses can be abused to disguise involvement in terrorist financing, money laundering, tax evasion, corruption, fraud, and other financial crimes. Requiring the disclosure of key individuals who own or control a legal entity (i.e. the beneficial owners) helps law enforcement investigate and prosecute these crimes.

As defined by relevant Federal regulation, “Beneficial Owners” are:

(1)

an individual with significant responsibility for managing the business (for example, a Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, Managing Member, General Partner, President, Vice President, or Treasurer), and

(2)	individuals that directly or indirectly own 25% or more of the business.

For purposes of completing this application, the individual who satisfies (1) above is the “Control Person” and the individuals, if any, who satisfy (2) above are the “Beneficial Equity Owners”.

The number of individuals that satisfy the government’s definition of “Beneficial Owner” may vary. Under Section II, depending on the factual circumstances, up to four Beneficial Equity Owners (but as few as zero) may need to be identified. Regardless of the number of Beneficial Equity Owners identified under Section II, you must provide the identifying information of one Control Person under Section I. It is possible that in some circumstances the same individual might be identified under both sections (for example, the President of Acme, Inc. who also holds a 30% equity interest). Therefore, to complete this Appendix A, you must provide the identifying information of at least one individual under Section I, and up to five individuals in total (that is, one Control Person under Section I and up to four Beneficial Equity Owners that directly or indirectly own 25% or more of the business under Section II).

I. CONTROL PERSON INFORMATION

Control Person Name

Title                                                                                                      Date of Birth

Social Security Number/TIN                                                              Business Phone

Physical Address (No P.O. boxes)

City                                                                                        State                                         Zip

Is the Control Person also a Beneficial Equity Owner who directly or indirectly owns 25% or more of the business:

❑ Yes ❑ No

Citizenship Information | The Control Person is a:

❑ U.S. citizen

❑ U.S. Resident Alien

Country                                                                                 and Passport No.1 (Include Copy)

❑ Non-Resident Alien

Country                                                                                 and Passport No.1 (Include Copy)

II.	BENEFICIAL EQUITY OWNER(S) INFORMATION

Are there any other Beneficial Equity Owners who directly or indirectly own 25% or more of the business who you did not previously identify in Section I (Control Person Information):

❑ Yes    ❑ No (If yes, please provide the following information for each such Beneficial Equity Owner)

Note: Not-for profit applicants do not need to identify any Beneficial Equity Owners below.

1. Beneficial Equity Owner Name                                                  Date of Birth

Social Security Number/TIN                                                          Business Phone

Physical Address (No P.O. boxes)

City                                                                                  State                                             Zip

Citizenship Information | Beneficial Equity Owner is a:

❑ U.S. Citizen

❑ U.S. Resident Alien

Country                                                                  and Passport No.1 (Include Copy)

❑ Non-Resident Alien

Country                                                                  and Passport No.1 (Include Copy)

2. Beneficial Equity Owner Name                                                  Date of Birth

Social Security Number/TIN                                                          Business Phone

Physical Address (No P.O. boxes)

City                                                                                  State                                             Zip

Citizenship Information | Beneficial Equity Owner is a:

❑ U.S. Citizen

❑ U.S. Resident Alien

Country                                                                  and Passport No.1 (Include Copy)

❑ Non-Resident Alien

Country                                                                  and Passport No.1 (Include Copy)

3. Beneficial Equity Owner Name                                                  Date of Birth

Social Security Number/TIN                                                          Business Phone

Physical Address (No P.O. boxes)

City                                                                                  State                                             Zip

Citizenship Information | Beneficial Equity Owner is a:

❑ U.S. Citizen

❑ U.S. Resident Alien

Country                                                                  and Passport No.1 (Include Copy)

❑ Non-Resident Alien

Country                                                                  and Passport No.1 (Include Copy)

(Section II continued on page 14)	Page 14 of 15

(Section II continued)

4. Beneficial Equity Owner Name                                                  Date of Birth

Social Security Number/TIN                                                          Business Phone

Physical Address (No P.O. boxes)

City                                                                                  State                                             Zip

Citizenship Information | Beneficial Equity Owner is a:

❑ U.S. Citizen

❑ U.S. Resident Alien

Country                                                                  and Passport No.1 (Include Copy)

❑ Non-Resident Alien

Country                                                                  and Passport No.1 (Include Copy)

III.	CERTIFICATION SIGNATURE

I hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Signature                                                                                                                   Date

Name and Title

[1]

For foreign persons without a (SSN/ITIN), attach a copy of your passport and provide the Passport Number and Country of Issuance. In lieu of a passport, foreign persons may also provide a U.S. government-issued Alien ID or other foreign government-issued documents evidencing nationality or residence bearing a photograph or similar safeguard.

VGN-GCRSUB-0720P	Page 15 of 15